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                                                                     EXHIBIT 8.1

     LIST OF SUBSIDIARIES OF KONGZHONG CORPORATION, AS OF FEBRUARY 28, 2006

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         NAME OF THE SUBSIDIARIES                             STATE OR JURISDICTION OF INCORPORATION
         ------------------------                             --------------------------------------
KongZhong Information Technologies (Beijing) Co., Ltd.              People's Republic of China
Beijing AirInbox Information Technologies Co., Ltd.                 People's Republic of China
Beijing Boya Wuji Technologies Co., Ltd.                            People's Republic of China
Beijing Wireless Interactive Network Technologies Co., Ltd.         People's Republic of China
Tianjin Mammoth Technology Co., Ltd.                                People's Republic of China
KongZhong China                                                     People's Republic of China
Wuhan Chengxitong Information Technology Company Limited            People's Republic of China
Sharp Edge Group Limited                                            British Virgin Islands
Anjian Xingye Technology (Beijing) Company Limited                  People's Republic of China
Beijing Xinrui Network Technology Company Limited                   People's Republic of China
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